SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 6, 1998


                         FREEPORT-McMoRan COPPER & GOLD INC.


        Delaware                  1-9916              74-2480931

     (State or other            (Commission         (IRS Employer
      jurisdiction of            File Number)        Identification
      incorporation or                               Number)
      organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.


          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on January 6, 1998:

                    FREEPORT-McMoRan COPPER & GOLD INC. ANNOUNCES
                     SALE OF INDONESIAN ELECTRICAL POWER ASSETS

               NEW ORLEANS, LA., January 6, 1998 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that its principal mining affiliate, P.T. Freeport Indonesia Company (PTFI), and Rio Tinto, PTFI's joint venture partner, have sold their interests in a 195-megawatt coal-fired power plant and transmission facilities under construction in Irian Jaya, Indonesia to a consortium consisting of Duke Energy International LLC, Westcoast Energy International Inc. and P.T. Prasarana Nusantara Jaya. The new power facilities will support a major expansion of PTFI's copper and gold mining and milling operation expected to be completed in early 1998.
               P.T. Puncakjaya Power (PJP), the Indonesian operating company established by the consortium to own and manage the power-related facilities, has purchased PTFI's and Rio Tinto's interests in the new power plant and transmission facilities. In addition, the consortium has purchased PTFI's previous 30 percent ownership interest in PJP. Proceeds to PTFI were approximately $239 million, net of transaction costs. PTFI will use the proceeds to repay outstanding debt and for other general corporate purposes. PJP also purchased Rio Tinto's interest in the same joint venture assets for approximately $121 million.
               PJP acquired approximately 194 megawatts of power generation facilities in Irian Jaya from PTFI in 1994 and 1995. PJP now owns and manages all electric power facilities serving PTFI's mining operations in Irian Jaya providing a total capacity of 389 megawatts.
               PTFI, an affiliate of Freeport-McMoRan Copper & Gold Inc. (NYSE:FCX), is one of the world's largest and lowest cost copper and gold mining companies. FCX is engaged in mineral exploration and development, mining and milling of copper, gold, and silver in Irian Jaya, and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.
               Duke Energy International LLC develops, owns and operates energy projects worldwide. Its capabilities include natural gas exploration, production, processing, transportation and supply, along with generation, delivery and marketing of electric power and thermal energy. Duke Energy International is an affiliate of Duke Energy Corp. (NYSE:DUK), a global energy company with $22 billion in assets.
               Westcoast Energy International Inc. is a subsidiary of Vancouver, British Columbia-based Westcoast Energy Inc. (TSE:W; NYSE:WE). Westcoast Energy's interests include natural gas gathering and processing facilities, gas transportation and storage facilities, gas distribution companies as well as power generation, international and energy services businesses. The company has assets of approximately $10 billion.
               P.T. Prasarana Nusantara Jaya (PNJ), an Indonesian limited liability company, develops and owns infrastructure-related investments in Indonesia and is a wholly owned subsidiary of PT Austindo Nusantara Jaya. PNJ has interests in several power generation projects in Indonesia, which are in the early stages of development.




                                      SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:  /s/C. Donald Whitmire
                                             ------------------------------
                                                   C. Donald Whitmire
                                              Controller-Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  January 7, 1998